UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2011

APPLE REIT TEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-168971	27-3218228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Ten, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 1.01 of Form 8-K.

Item 1.01. Entry into a Material Definitive Agreement.

On February 4, 2011, we caused one of our indirect wholly-owned subsidiaries (the “purchasing subsidiary”), to enter into a series of purchase contracts for the potential purchase of four (4) hotels. The table below describes these hotels:

Hotel Location	Franchise	Seller	Number of Rooms	Purchase Price
Wytheville , VA	Fairfield Inn & Suites	Krishna Hotel, Inc.	80	$7,250,000
Columbia , SC	TownePlace Suites	Columbia East Hospitality, Inc.	91	10,500,000
Winston-Salem , NC	Hampton Inn & Suites	Yogi Hotels, Inc.	94	11,000,000
Jacksonville , NC*	Home2 Suites	Onslow Hospitality, Inc.	105	12,000,000
TOTAL			370	$40,750,000

*The hotel is currently under construction. The table shows the expected number of rooms upon hotel completion and the expected franchise.

There can be no assurance at this time that our purchasing subsidiary will in fact purchase these hotels.

The sellers are affiliated with each other but do not have any material relationship with us or our subsidiaries, other than through the purchase contracts. The aggregate initial deposits for the hotels listed above totaled $400,000. The initial deposit for each contract is refundable to our purchasing subsidiary if it elects to terminate a purchase contract during the “review period”, which ends on March 6, 2011. In the event our purchasing subsidiary does not elect to terminate any of the purchase contracts during the review period, our purchasing subsidiary is required to make additional deposits in the aggregate amount of $400,000 within three (3) business days after the expiration of the review period. The initial deposits under the purchase contracts were funded by the Company’s ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share). It is expected that the additional deposit and payment of the purchase price under the purchase contract also would be funded, if a closing occurs, by the Company’s ongoing offering of Units.

During the review period, our purchasing subsidiary will have the opportunity to evaluate the legal, title, survey, construction, physical condition, structural, mechanical, environmental, economic, permit status, franchise status, financial and other documents and information related to the hotels. Our purchasing subsidiary may terminate a purchase contract at any time during the review period for any reason. Our purchasing subsidiary may become aware of facts or conditions pertaining to the hotels as a result of its review that will cause us to terminate an agreement to purchase a hotel.

Certain closing conditions must be met before or at the closing, and are not currently satisfied. They include, but are not limited to, the following: the seller having performed and complied in all material respects with the covenants under the purchase contracts; all third party consents having been obtained; the existing management and franchise agreements shall have been either terminated or assigned to one of our subsidiaries by the seller and as applicable new management and franchise agreements shall have been executed by one of our subsidiaries. If any of the closing conditions under the purchase contracts are not satisfied by the seller, our purchasing subsidiary may terminate the purchase contracts and receive a refund of the deposits.

Accordingly, as of the date of this report and until the closing of the purchase of the hotels, there can be no assurance that our purchasing subsidiary will acquire the hotels.

All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Ten, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

February 9, 2011